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                                                                     EXHIBIT 3.1

                                     FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MIPS TECHNOLOGIES, INC.

    MIPS TECHNOLOGIES, INC., a Delaware corporation, hereby certifies as follows:

    1. The name of the corporation is MIPS Technologies, Inc. (the "Corporation"). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") was June 8, 1992, and the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 30, 1998. The original name of the Corporation was MIPS Technologies, Inc.

    2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation. Pursuant to and in accordance with Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation was proposed by the directors of the Corporation and adopted by the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at a special meeting of the stockholders.

    3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                                      NAME

    The name of the corporation is MIPS Technologies, Inc. (the "Corporation").

                                   ARTICLE II
                                REGISTERED AGENT

    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSE

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended.

                                   ARTICLE IV
                                 CAPITAL STOCK

    SECTION 1. (a) The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 300,000,000 shares, of which (i) 150,000,000 shares shall be Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), (ii) 100,000,000 shares shall be Class B Common Stock, par value $0.001 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock") and (iii) 50,000,000 shares shall be preferred stock, par value $0.001 per share (the "Preferred Stock").

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    (b) Any amendment to this Amended and Restated Certificate of Incorporation
(the "Certificate of Incorporation") which shall increase or decrease the number of authorized shares of any class or classes of stock may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

    (c) Immediately upon the effectiveness of this Certificate of Incorporation, each share of common stock of the Corporation, par value $0.001 per share, issued and outstanding immediately prior to such effectiveness, shall be changed into and reclassified as one share of Class A Common Stock.

    SECTION 2. The following is a statement of the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock:

        (a) GENERAL. Except as otherwise expressly provided herein or as provided by law, the relative powers, preferences, rights, and the relative participating, optional and other special rights, and the qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock shall be identical in all respects.

        (b) DIVIDENDS OR DISTRIBUTIONS OF CASH OR PROPERTY. Subject to the rights of the holders of any series of Preferred Stock, and except as otherwise provided for herein, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation (the "Board of Directors") from time to time out of assets of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

        (c) DIVIDENDS OR DISTRIBUTIONS OF COMMON STOCK. In the case of dividends or other distributions payable in, or reclassifications involving, Common Stock, including distributions pursuant to stock splits or divisions of Common Stock, only shares of Class A Common Stock shall be paid or distributed with respect to shares of Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to shares of Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so paid or distributed shall be equal in number on a per share basis.

        (d) STOCK SUBDIVISIONS AND COMBINATIONS. The Corporation shall not subdivide, reclassify or combine stock of either class of Common Stock without at the same time making a proportionate subdivision, reclassification or combination of the other class.

        (e) VOTING. Voting power shall be divided between the classes and series of stock as follows:

            (i) Subject to Section (2)(e)(ii) of this Article IV, with respect to the election of directors of the Corporation, holders of Class A Common Stock, voting separately as a class, shall be entitled to elect that number of directors (the "Class A Directors") which constitutes 20% of the number of members of the Board of Directors determined as provided in Section 2 of Article V (or, if such 20% is not a whole number, then the next lower whole number of directors that is closest to 20% of such membership). Each share of Class A Common Stock shall have one vote in the election of such directors. Subject to Section (2)(e)(ii) of this
       Article IV, holders of Class B Common Stock, voting separately as a class, shall be entitled to elect the remaining directors (other than directors elected by the holders of Preferred Stock). Each share of Class B Common Stock shall have one vote in the election of such directors. For purposes of this Section 2(e) and Section 2(f) of this Article IV, references to the number of members of the Board of Directors shall not include any directors whom the holders of any shares of Preferred Stock may have the exclusive right to elect as granted in accordance with
       Section 6(a) of this Article IV.

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            (ii) At such time as all outstanding shares of Class B Common Stock shall have been converted into or exchanged for shares of Class A Common Stock in accordance with the provisions of this Article IV, then Section 2(e)(i) of this Article IV shall have no further force or effect, and thereafter, subject to the rights of the holders of Preferred Stock, the holders of the Class A Common Stock, voting as a class, shall be entitled to elect all members of the Board of Directors.

           (iii) Except as otherwise specified herein, the holders of Class A Common Stock and holders of Class B Common Stock (A) shall in all matters not otherwise specified in this Section (2)(e) or Section (2)(f) of this
       Article IV vote together as a single class (including, without limitation, with respect to increases or decreases in the authorized number of shares of any class of Common Stock), with each share of Class A Common Stock and Class B Common Stock having one vote, and (B) shall be entitled to vote as separate classes only when required by law to do so under mandatory statutory provisions that may not be excluded or overridden by a provision of this Certificate of Incorporation.

            (iv) Except as set forth in this Section (2)(e) or Section (2)(f) of this Article IV, the holders of Class A Common Stock shall have exclusive voting power (except for any voting powers of any series of Preferred Stock) on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power (except for any voting powers of any series of Preferred Stock) on all matters at any time when no Class A Common Stock is issued and outstanding.

            (v) Notwithstanding anything to the contrary contained in this
       Section 2(e) of this Article IV, following a Tax-Free Spin-Off (as defined in Section 2(i)(i) of this Article IV), for so long as any person or entity or group of persons or entities acting in concert beneficially own 10% or more of the outstanding shares of Class B Common Stock, such person, entity or group shall not, with respect to any such shares of Class B Common Stock, have any voting powers in any election of directors or be entitled to exercise any voting rights in any election of directors unless such person or entity is also the beneficial owner of at least an equivalent percentage of the outstanding shares of Class A Common Stock. For purposes of this Section (2)(e)(v), a "beneficial owner" of Common Stock includes any person or entity or group of persons or entities who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock.

        (f) VACANCIES. Any vacancy in the office of a director created by the death, resignation, disqualification or removal of a director may be filled by the vote of the majority of the directors then in office (or the sole remaining director) elected by (or appointed on behalf of) the same class of stock that elected the director (or on behalf of which the director was appointed) whose death, resignation, disqualification or removal created the vacancy, unless there are no such directors or no outstanding shares of such class of stock, in which case such vacancy may be filled by the vote of the majority of all directors then in office, even if less than a quorum, or by the sole remaining director. Notwithstanding anything in this Section (2)(f) or Section (2)(e) of this Article IV to the contrary, any vacancy in the office of a director created by the death, resignation, disqualification or removal of a director elected by (or appointed on behalf of) the holders of a class of stock may also be filled by a vote of holders of such class of stock, unless there are no outstanding shares of such class of stock, in which case any such vacancy may be filled by a vote of the holders of the remaining class of stock. Any director elected to fill a vacancy created by the death, resignation, disqualification or removal of a director shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section 4(c) of Article V and this Section 2(f).

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        Subject to the rights, if any, of the holders of any series of Preferred
    Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by the vote of the majority of the directors then in office; PROVIDED that (unless all of the outstanding shares of Class B Common Stock shall have been converted into or exchanged for shares of Class A Common Stock) following such appointment, 20% of the number of members of the Board of Directors as so increased (or, if such 20% is not a whole number, then the next lower whole number of directors that is closest to 20% of such membership) consist of directors elected by (or appointed on behalf of) the holders of Class A Common Stock and the remaining members of the Board of Directors consist of directors elected by (or appointed on behalf of) the holders of the Class B Common Stock. Any director elected (or appointed) in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created and until such director's successor shall have been elected and qualified, unless such director is removed and replaced pursuant to Section 4(c) of Article V and this Section 2(f).

        (g) MERGER OR REORGANIZATION. In the case of any reorganization or any consolidation of the Corporation with one or more other entities or a merger of the Corporation with another entity, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock; PROVIDED, HOWEVER, that, in the event that all of the outstanding shares of Class B Common Stock have not been converted into or exchanged for shares of Class A Common Stock, then (i) in any such reorganization, consolidation, or merger, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which maintain the different voting rights of the holders of Class A Common Stock and holders of Class B Common Stock with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in Section (2)(e)(i) of this Article IV and (ii) if, pursuant to any such transaction all or substantially all of the Common Stock is exchanged for stock of another entity and such transaction is required to be accounted for as a pooling-of-interests under U.S. generally accepted accounting principles, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive shares of stock in the acquiring entity based on the relative fair value of a share of Class A Common Stock and a share of Class B Common Stock. For purposes of this Section (2)(g), fair value shall be measured as of the announcement date for such transaction.

        (h) LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock and the holders of Class B Common Stock. For purposes of this
    Section 2(h), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, whether voluntary or involuntary.

        (i)  CONVERSION.

            (i) Prior to the date on which shares of Class B Common Stock are distributed to the stockholders of Silicon Graphics, Inc., a Delaware corporation (Silicon Graphics, Inc., together with its successors, "Silicon Graphics"), in a Tax-Free Spin-Off (as defined below), each share of

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       Class B Common Stock shall automatically convert into one share of Class
       A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by Silicon Graphics or any subsidiary of Silicon Graphics. Shares of Class B Common Stock shall not convert into shares of Class A Common Stock (A) in any transfer effected in connection with a distribution of Class B Common Stock to stockholders of Silicon Graphics in a transaction (including any distribution in exchange for shares of capital stock or other securities of Silicon Graphics) intended generally to qualify under Section 355 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") (a "Tax-Free Spin-Off") or (B) in any transfer after a Tax-Free Spin-Off. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock except as set forth in Section (2)(i)(ii)-(v) of this Article IV.

           For purposes of this Section (2)(i), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders of Silicon Graphics following receipt of an affidavit described in Section 2(i)(viii)(C) of this Article IV. For purposes of this Section (2)(i), the term "beneficially owned" with respect to shares of Class B Common Stock means ownership by a person or entity that, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, controls the voting power (which includes the power to vote or to direct the voting) of such Class B Common Stock and the term "subsidiary" means, as to any person or entity, all corporations (other than the Corporation), partnerships, joint ventures, associations or other entities in which such person or entity beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

            (ii) In the event of a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock on the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to stockholders of Silicon Graphics in a Tax-Free Spin-Off unless, prior to such Tax-Free Spin-Off, Silicon Graphics delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that, based in part on conversations with the Internal Revenue Service (the "IRS") disclosed to the Corporation, such automatic conversion would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Spin-Off. If such an opinion is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock at a meeting of stockholders called for such purpose, as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off, unless, prior to such Tax-Free Spin-Off, Silicon Graphics delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that, based in part on conversations with the IRS disclosed to the Corporation, such vote would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Spin-Off. At the meeting of stockholders called for such purpose, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the holders of the Class B Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

           (iii) In the case of any merger or consolidation of the Corporation pursuant to which all or substantially all of the capital stock of the Corporation is exchanged for the stock of another entity and the stockholders of the Corporation immediately prior to such merger or consolidation own less than 50% of the outstanding shares of such other entity immediately after such merger

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       or consolidation, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock immediately prior to the effectiveness of such merger or consolidation, unless, prior to a Tax-Free Spin-Off, Silicon Graphics delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that, based in part on conversations with the IRS disclosed to the Corporation, such automatic conversion would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Spin-Off.

            (iv) Prior to a Tax-Free Spin-Off, upon the closing of a merger or consolidation involving Silicon Graphics or a tender offer for the capital stock of Silicon Graphics, if the stockholders of Silicon Graphics immediately prior to such merger, consolidation or tender offer own less than 50% of the outstanding shares of capital stock of Silicon Graphics (or, if the capital stock of Silicon Graphics is exchanged or converted in any such transaction for capital stock of another corporation, such corporation) immediately after such merger, consolidation or tender offer, each share of Class B Common Stock held by Silicon Graphics or its successor shall automatically convert into one share of Class A Common Stock.

            (v) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock if at any time prior to such Tax-Free Spin-Off the aggregate number of outstanding shares of Class B Common Stock owned by Silicon Graphics and/or any of its subsidiaries is less than 50% of the aggregate number of shares of Common Stock then outstanding; PROVIDED, HOWEVER, that such automatic conversion shall not occur if, prior to the closing of any transaction or the occurrence of any event which would reduce the aggregate number of outstanding shares of Class B Common Stock owned by Silicon Graphics and/or any of its subsidiaries to less than 50% of the aggregate number of shares of Common Stock then outstanding, the independent directors of the Board of Directors and the Chief Executive Officer of the Corporation unanimously determine that such automatic conversion is not in the interests of the Corporation and its stockholders, other than Silicon Graphics, which determination shall be irrevocable and final. Upon the closing of any subsequent transaction or the occurrence of any event which would further reduce the percentage of the shares of Common Stock then outstanding held by Silicon Graphics, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock, unless, prior to the closing of any such transaction or the occurrence of any such event, the independent directors of the Board of Directors and the Chief Executive Officer of the Corporation unanimously determine that such automatic conversion is not in the interests of the Corporation and its stockholders, other than Silicon Graphics, which determination shall be irrevocable and final.

           Notwithstanding the foregoing, prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock if at any time prior to such Tax-Free Spin-Off the aggregate number of outstanding shares of Class B Common Stock owned by Silicon Graphics and/or any of its subsidiaries is less than 30% of the aggregate number of shares of Common Stock then outstanding.

            (vi) The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to holders of record of the Common Stock as soon as practicable following such conversion; PROVIDED, HOWEVER, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion, first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; PROVIDED, HOWEVER, that neither the failure to give such notice nor any defect therein

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       shall affect the validity of the automatic conversion of any shares of
       Class B Common Stock. Each such notice shall state, as appropriate, the following:

               (A) the automatic conversion date;

                (B) that all outstanding shares of Class B Common Stock are automatically converted;

                (C) the place or places at which certificates for such shares are to be surrendered for conversion; and

               (D) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.

           Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issued upon such conversion; PROVIDED, HOWEVER, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to Section (2)(i)(vii) of this Article IV.

           (vii) Prior to a Tax-Free Spin-Off, no one other than those persons in whose names shares of Class B Common Stock become originally registered on the stock ledger of the Corporation by reason of their record ownership of shares of Class A Common Stock which were exchanged for shares of Class B Common Stock in accordance with the terms of the Exchange Agreement, effective upon the effectiveness of this Certificate of Incorporation, between the Corporation and Silicon Graphics or Section 2(k) of this Article IV, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in Section 2(i)(viii) of this
       Article IV below, shall, by virtue of the acquisition of a certificate representing shares of Class B Common Stock, have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy the benefit of the special voting rights of a holder of shares of Class B Common Stock.

          (viii) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the certificate representing such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

               (A) an affidavit from Silicon Graphics stating that such certificate is being presented to effect a transfer by Silicon Graphics of such shares to a subsidiary of Silicon Graphics; or

                (B) an affidavit from Silicon Graphics stating that such certificate is being presented to effect a transfer by any subsidiary of Silicon Graphics of such shares to Silicon Graphics or another subsidiary of Silicon Graphics; or

                (C) an affidavit from Silicon Graphics stating that such certificate is being presented to effect a transfer by Silicon Graphics of such shares to the stockholders of Silicon Graphics in connection with a Tax-Free Spin-Off.

           Each affidavit of a record holder furnished pursuant to this Section 2(i)(viii) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, if such record holder is a corporation or partnership, shall be verified by an officer of such corporation or by a general partner of such partnership, as the case may be.

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           If a record holder of shares of Class B Common Stock shall deliver a certificate representing such shares, endorsed by him or her for transfer or accompanied by an instrument of transfer signed by him or her, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in this Section 2(i)(viii), then such person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him or her on behalf of such record holder to convert such shares into shares of Class A Common Stock in the manner above provided, for the purpose of the transfer to himself or herself of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

           If such shares of Class B Common Stock shall have been improperly registered in the name of such a person (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (A) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (B) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or transferee of the shares of Class A Common Stock issuable upon conversion and (C) the appropriate entries shall be made on the books of the Corporation to reflect such action.

           In the event that the Board of Directors (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate representing shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of Section 2(i)(viii), or shall determine that a person is enjoying for his or her own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

            (ix) Prior to the occurrence of a Tax-Free Spin-Off, every certificate representing shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

               "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in Section 2(i)(viii) of Article IV of the Amended and Restated Certificate of Incorporation of this Corporation, as amended, and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by Section 2(i)(viii) of said
           Article IV is entitled to own or to be registered as the record holder of such shares of Class B Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

           Upon and after the transfer of shares in a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this Section 2(i)(ix).

            (x) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Section
       (2)(i), any dividend for which the record date or payment date shall be subsequent to such conversion which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

            (xi) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

           (xii) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to Section (2)(i) of this Article IV, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (j) EXCHANGE. [In the event a Tax-Free Spin-Off has occurred, the Corporation may exchange all (but not less than all) of the outstanding shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis, PROVIDED, HOWEVER, this Section (2)(j) of this Article IV shall have no further force or effect if, prior to a Tax-Free Spin-Off, Silicon Graphics delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that, based in part on conversations with the IRS disclosed to the Corporation, the inclusion of this Section (2)(j) of this Article IV would have a material adverse effect on the ability of Silicon Graphics to timely obtain a favorable ruling from the IRS regarding the tax-free status of the Tax-Free Spin-Off.]

        (k) COMMON STOCK OWNED BY SILICON GRAPHICS. Prior to the occurrence of a Tax-Free Spin-Off and if all of the shares of Class B Common Stock held by Silicon Graphics and any Subsidiary (as defined in Section 2(i)(i)) of Silicon Graphics have not been previously converted into or exchanged for shares of Class A Common Stock, each share of Class A Common Stock held by Silicon Graphics and any Subsidiary (as defined in Section 2(i)(i)) of Silicon Graphics, however acquired, shall, immediately upon such acquisition, automatically convert into one share of Class B Common Stock. Notwithstanding the foregoing, after the occurrence of a Tax-Free Spin-Off, any shares of Class A Common Stock held by Silicon Graphics and any Subsidiary (as defined in Section 2(i)(i)) of Silicon Graphics, however acquired, shall remain shares of Class A Common Stock.

    SECTION 3. The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into or exchanged for shares of Class A Common Stock pursuant to or as permitted by the provisions of Section
(2)(i) or Section 2(j) of this Article IV, or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized number of shares of Class B Common Stock accordingly.

    SECTION 4. The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

    SECTION 5. No stockholder shall be entitled to exercise any right of cumulative voting.

    SECTION 6. The Preferred Stock may be issued, if so determined by the Board of Directors, either as a class without series or from time to time in one or more series and with such designation for such class or each issue of such class or each such series as may be adopted by the Board of Directors. The Board of

Directors in any such resolution or resolutions is expressly authorized to state and express for such class or each such series:

        (a) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of this Certificate of Incorporation, voting rights to be exercised either together with the holders of Common Stock as a single class, or independently as a separate class;

        (b) The rate per annum and the times at and conditions upon which the holders of shares of such class or series shall be entitled to receive dividends, the conditions and dates upon which such dividends shall be payable and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the terms upon which such dividends shall be cumulative;

        (c) Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or noncumulative;

        (d) The rights to which the holders of the shares of such class or series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

        (e) The terms, if any, upon which the shares of such class or series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

        (f) Any other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of this Certificate of Incorporation (as it may be amended from time to time) and to the full extent now or hereafter permitted by the laws of the State of Delaware.

    SECTION 7. All shares of Preferred Stock, if issued as a class without series, or all shares of the Preferred Stock of any one series, if issued in series, shall be identical to each other in all respects and shall entitle the holders thereof to the same rights and privileges, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

    SECTION 8. Except as otherwise provided by law, and subject to any rights of the holders of Preferred Stock, the provisions of this Article IV (other than Section 1 hereof) shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of the holders of at least a majority of the then outstanding shares of Class A Common Stock and the Class B Common Stock, voting together as a single class; PROVIDED, HOWEVER, that with respect to any proposed amendment to this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the affirmative vote of the holders of at least a majority of the then outstanding shares of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the affirmative vote of the holders of at least a majority of the Class A Common Stock and the Class B Common Stock, voting together as a single class as provided above.

                                   ARTICLE V
                               BOARD OF DIRECTORS

    SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of Incorporation or by the By-laws of the Corporation.

    SECTION 2. The Board of Directors shall consist of not less than five (5) and not more than ten (10) directors, the exact number of directors to be determined by resolution of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one third of the total number of directors constituting the entire Board of Directors, as determined by the Board of Directors, and directors elected by a class of stock shall be divided as evenly as possible, as determined by the Board of Directors, among Class I, Class II and Class III; PROVIDED, HOWEVER, that, in the event that there shall be only one Class A Director, such Class A Director shall be in Class I. The term of the initial Class I directors shall terminate on the date of the 1999 annual meeting of stockholders of the Corporation; the term of the initial Class II directors shall terminate on the date of the 2000 annual meeting of stockholders of the Corporation; and the term of the initial Class III directors shall terminate on the date of the 2001 annual meeting of stockholders of the Corporation. Directors elected by a class of stock shall be divided as evenly as possible, as determined by the Board of Directors, among Class I, Class II and Class III. At each annual meeting of stockholders, beginning with the 1999 annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to this Article V to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, each director initially appointed on behalf of the Class A Common Stock shall hold office initially for a term expiring at the 1999 annual meeting of stockholders. Subject to the immediately preceding sentence, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, SUBJECT, HOWEVER, to prior death, resignation, retirement, disqualification or removal from office.

    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (as it may be amended from time to time) or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4 of Article IV, and such directors so elected shall not be divided into classes pursuant to this Section 2 of Article V unless expressly provided by such terms.

    SECTION 3. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

    SECTION 4. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of its directors and stockholders:

        (a) The By-laws of the Corporation may be altered, amended or repealed and new By-laws may be adopted by the affirmative vote of directors constituting not less than a majority of the total authorized number of directors fixed from time to time by the Board of Directors pursuant to
    Section 2 of this Article V.

        (b) Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders shall be given in the manner provided in the By-laws of the Corporation, as amended and in effect from time to time.

        (c) Subject to any preferential rights of any outstanding series of Preferred Stock, any Class A Director may be removed from office, only with cause, by the affirmative vote of the holders of at least a majority of the outstanding Class A Common Stock and any director elected by the holders of the Class B Common Stock may be removed, only with cause, by the affirmative vote of the holders of at least a majority of the outstanding Class B Common Stock; PROVIDED, HOWEVER, that prior to a Tax-Free Spin-Off, any director elected by the holders of the Class B Common Stock may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Class B Common Stock.

        (d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Common Stock, voting as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article V.

                                   ARTICLE VI
                               STOCKHOLDER ACTION

    SECTION 1. Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; PROVIDED, HOWEVER, that effective as of the date on which Silicon Graphics and its affiliates cease to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of Common Stock (the "Trigger Date"), any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.

    SECTION 2. Effective as of the Trigger Date, unless otherwise prescribed by law and subject to any preferential rights of any outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President or, at the request in writing of a majority of the members of the Board of Directors, any officer of the Corporation, and effective as of the Trigger Date, any power of the stockholders of the Corporation to call a special meeting is specifically denied.

    SECTION 3. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Common Stock, voting as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

                                  ARTICLE VII
                                INDEMNIFICATION

    SECTION 1. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executors and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to Section 2 of this Article VII) only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 of Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 of
Article VII or otherwise.

    SECTION 2. If a claim the Corporation is obligated to pay under Section 1 of this Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim against the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not yet established that it meets the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    SECTION 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

    SECTION 4. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

    SECTION 5. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions in this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

    SECTION 6. If any part of this Article VII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE VIII
                                    BY-LAWS

    SECTION 1. The By-laws of the Company may be altered, amended or repealed and new By-laws may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting together as a single class, entitled to vote thereat, PROVIDED, HOWEVER, that any proposed alteration, amendment or repeal of, or the adoption of any By-law inconsistent with, Sections 3, 5 or 10 of Article II of the By-laws or Sections 1 or 5 of Article III of the By-laws by the stockholders shall require the affirmative vote of the holders of at least 80% of the Common Stock, voting as a single class, or (ii) by the affirmative vote of directors constituting not less than a majority of the total number of directors which the Corporation would have if there were no vacancies.

    SECTION 2. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Common Stock, voting as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VIII.

                                   ARTICLE IX
                      LIMITATION ON LIABILITY OF DIRECTORS

    SECTION 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE X
                            CORPORATE OPPORTUNITIES

    SECTION 1. As the Corporation recently ceased to be a wholly owned subsidiary of Silicon Graphics, but Silicon Graphics remains a substantial stockholder of the Corporation, and in anticipation that the Corporation and Silicon Graphics may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Silicon Graphics (including possible service of officers and directors of Silicon Graphics as officers and directors of the Corporation), the provisions of this Article are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Silicon Graphics and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

    SECTION 2. Silicon Graphics shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and neither Silicon Graphics nor any officer or director thereof (except as provided in Section 3 below) shall be liable to the Corporation or its stockholders for the breach of any fiduciary duty by reason of any such activities of Silicon Graphics. In the event that Silicon Graphics acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Silicon Graphics and the Corporation, Silicon Graphics shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that

Silicon Graphics pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

    SECTION 3. In the event that a director or officer of the Corporation who is also a director or officer of Silicon Graphics acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Silicon Graphics, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy: (i) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Silicon Graphics, shall belong to the Corporation; (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Silicon Graphics shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to Silicon Graphics; and (iii) a corporate opportunity offered to any person who is an officer of both the Corporation and Silicon Graphics shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of the Corporation, and otherwise shall belong to Silicon Graphics.

    SECTION 4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article.

    SECTION 5.  For purposes of this Article only:

        (a) A director of the Corporation who is Chairman of the Board of Directors or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-laws of the Corporation), unless such person is a full-time employee of the Corporation; and

        (b) (i) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (ii) the term "Silicon Graphics," for the purpose of this Article only, shall mean Silicon Graphics and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i) of this Section 5(b)) in which Silicon Graphics beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

    SECTION 6. Notwithstanding anything in this Certificate of Incorporation to the contrary, (i) the foregoing provisions of this Article shall expire on the date that Silicon Graphics ceases to beneficially own Common Stock representing at least 20% of the outstanding shares of Common Stock and no person who is a director or officer of the Corporation is also a director or officer of Silicon Graphics; and (ii) in addition to any vote of the stockholders required by this Certificate of Incorporation, until the time that Silicon Graphics ceases to beneficially own Common Stock representing at least 20% of the outstanding shares of Common Stock, the affirmative vote of the holders of more than 80% of the outstanding shares of Common Stock, voting as a single class, shall be required to alter, amend or repeal in a manner adverse to the interests of Silicon Graphics, or adopt any provision adverse to the interests of Silicon Graphics and inconsistent with, any provision of this Article. Neither the alteration, amendment or repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                                   ARTICLE XI
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

    The Corporation reserves the right to amend, alter, restate, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.

    This Amended and Restated Certificate of Incorporation shall become
effective at                (Wilmington, Delaware time),            , 1999.

    IN WITNESS WHEREOF, MIPS TECHNOLOGIES, INC. has caused this certificate to be signed by John E. Bourgoin, its President and Chief Executive Officer, and attested by Kevin C. Eichler, its Vice President and Chief Financial Officer, on
this   day of            , 1999.

                                MIPS TECHNOLOGIES, INC.

                                By:
                                     -----------------------------------------
                                     Name: John E. Bourgoin
                                     Title: President and Chief Executive
                                     Officer

ATTEST:

------------------------------
Name: Kevin C. Eichler
Title: Vice President and
Chief Financial Officer